Item 77Q1 DWS RREEF Real Estate Fund, Inc.

DWS RREEF REAL ESTATE FUND, INC.

AMENDED & RESTATED
INVESTMENT MANAGEMENT AGREEMENT
            THIS INVESTMENT MANAGEMENT
AGREEMENT is made as of the 29th day of October, 2002 and
revised as of January 1, 2007 and September 1, 2009, by and
between DWS RREEF REAL ESTATE FUND, INC., a Maryland
corporation (the "Fund"), formerly Scudder RREEF Real Estate
Fund, Inc., and DEUTSCHE INVESTMENT MANAGEMENT
AMERICAS INC., a Delaware corporation (the "Manager") as
successor to DEUTSCHE ASSET MANAGEMENT, INC., a
Delaware corporation ("DeAM").
            WHEREAS, the Fund is registered as a closed-end, non-diversified management investment company under the
Investment Company Act of 1940, as amended (the "1940 Act");
and
            WHEREAS, the Manager is registered as an
investment adviser under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment adviser; and
            WHEREAS, the Fund and the Manager desire to
revise the Investment Management Agreement dated August 26,
2003 between the Fund and DeAM on the terms and conditions
hereinafter set forth.
            NOW THEREFORE, in consideration of the mutual
covenants herein contained and other good and valuable
consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:
      1.	Appointment of Manager.  The Fund hereby
appoints the Manager to act as the Fund's investment manager.
The Manager shall manage the Fund's affairs and shall supervise all aspects of the Fund's operations (except as otherwise set forth herein), including the investment and reinvestment of the cash, securities or other properties comprising the Fund's assets, subject at all times to the policies and control of the Fund's Board of Directors. The Manager shall give the Fund the benefit of its best judgment, efforts and facilities in rendering its services as
Manager.
      2.	Delivery of Documents.  The Fund has furnished
the Manager with copies properly certified or authenticated of each of the following:
      (a)  The Fund's Articles of Incorporation, filed with
the State of Maryland on August 6, 2002 and all
amendments thereto (such Articles of Incorporation, as
presently in effect and as they shall from time to time be
amended, are herein called the "Articles");
      (b)  The Fund's By-Laws and all amendments
thereto (such By-Laws, as presently in effect and as they
shall from time to time be amended, are herein called the
"By-Laws");
      (c)  Resolutions of the Fund's Board of Directors
and shareholders authorizing the appointment of the
Manager and approving this Agreement;
      (d)  The Fund's Notification of Registration filed
pursuant to Section 8(a) of the 1940 Act on Form N-8A
under the 1940 Act as filed with the Securities and
Exchange Commission (the 'SEC') on August 6, 2002;
      (e)  The Fund's Registration Statement on Form
N-2 under the Securities Act of 1933, as amended (the
"1933 Act") (File No. 333-97717) and under the 1940 Act
as filed with the SEC on August 6, 2002 relating to the
shares of the Fund, and all amendments thereto; and
      (f)  The Fund's most recent prospectus and
statement of additional information (such prospectus and
statement of additional information, as presently in effect, and all amendments and supplements thereto are herein
together called the "Prospectus"). The Fund will furnish the
Manager from time to time with copies, properly certified
or authenticated, of all amendments or supplements to the
foregoing, if any, and all documents, notices and reports
filed with the SEC.
      3.	Duties of Manager.  In carrying out its obligations
under Section 1 hereof, the Manager shall:
      (a)  supervise and manage all aspects of the Fund's
operations, except for distribution services;
      (b)  formulate and implement continuing programs
for the purchases and sales of securities, consistent with the investment objective and policies of the Fund;
      (c)  provide the Fund with such executive,
administrative and clerical services as are deemed
advisable by the Fund's Board of Directors;
      (d)  provide the Fund with, or obtain for it, adequate
office space and all necessary office equipment and
services, including telephone service, utilities, stationery, supplies and similar items for the Fund's principal office;
      (e)  obtain and evaluate pertinent information about
significant developments and economic, statistical and
financial data, domestic, foreign or otherwise, whether
affecting the economy generally or the Fund, and whether
concerning the individual issuers whose securities are
included in the Fund's portfolio or the activities in which
they engage, or with respect to securities which the
Manager considers desirable for inclusion in the Fund's
portfolio;
      (f)  determine which issuers and securities shall be
represented in the Fund's portfolio and regularly report
thereon to the Fund's Board of Directors; and
      (g)  take all actions necessary to carry into effect the
Fund's purchase and sale programs; and
      (h)  supervise the operations of the Fund's transfer
and dividend disbursing agent;
      (i)  provide the Fund with such administrative and
clerical services for the maintenance of certain shareholder records, as are deemed advisable by the Fund's Board of
Directors;
      (j) arrange, but not pay for, the periodic updating of prospectuses and supplements thereto (as required), proxy material, tax returns, reports to the shareholders of the Fund and reports to and filings with the SEC and state Blue Sky
authorities; and
      (k)  establish, but not pay for, a toll-free "800"
number for the Fund to respond to telephone inquiries from
shareholders and others about the Fund and, if requested by
the Fund, provide, but not pay for, certain information via
an audio response system.
      4.	Broker-Dealer Relationships.  In the event that the
Manager is responsible for decisions to buy and sell securities for the Fund, broker-dealer selection, and negotiation of its brokerage commission rates, the Manager's primary consideration in effecting securities transactions will be to obtain the best price and execution on an overall basis. In performing this function the
Manager shall comply with applicable policies established by the
Board of Directors and shall provide the Board of Directors with such reports as the Board of Directors may require in order to monitor the Fund's portfolio transaction activities. In certain instances the Manager may make purchases of underwritten issues at prices which include underwriting fees. In selecting a broker-dealer to execute each particular transaction, the Manager will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Directors may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker-dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting
transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-
dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the Fund. The Manager is further authorized to allocate the orders placed by it on behalf of the Fund to such broker-dealers who also provide research or statistical material or other services to the Fund or the Manager. Such allocation shall be in such amounts and proportions as the Manager shall determine and the Manager will report on said allocation regularly to the Board of Directors of the Fund, indicating the broker-dealers to whom such allocations have been made and the basis therefor.
            Consistent with the Conduct Rules of the National Association of Securities Dealers, Inc., and subject to seeking the most favorable price and execution available and such other policies as the Directors may determine, the Manager may consider services in connection with the sale of shares of the Fund as a factor in the selection of broker-dealers to execute portfolio transactions for the Fund.
            Subject to the policies established by the Board of Directors in compliance with applicable law, the Manager may direct Deutsche Bank Securities Inc. or its affiliates ("DB Securities") to execute portfolio transactions for the Fund on an agency basis. The commissions paid to DB Securities must be, as required by Rule 17e-1 under the 1940 Act, "reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities during a comparable period of time."  If the purchase or sale of securities consistent with the investment policies of the Fund or one or more other accounts of the Manager is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Manager.  DB Securities and the Manager may combine such transactions, in accordance with applicable laws and regulations, in order to obtain the best net price and most favorable execution.
            The Fund will not deal with the Manager or DB
Securities in any transaction in which the Manager or DB
Securities acts as a principal with respect to any part of the Fund's order. If DB Securities is participating in an underwriting or selling group, the Fund may not buy portfolio securities from the group except in accordance with policies established by the Board of Directors in compliance with the rules of the SEC.
      5.	Control by Board of Directors.  Any management
or supervisory activities undertaken by the Manager pursuant to this Agreement, as well as any other activities undertaken by the Manager on behalf of the Fund pursuant thereto, shall at all times be subject to any applicable directives of the Board of Directors of the Fund.
      6.	Compliance with Applicable Requirements.  In
carrying out its obligations under this Agreement, the Manager shall at all times conform to:
      (a)  all applicable provisions of the 1940 Act and
any rules and regulations adopted thereunder;
      (b)  the provisions of the Registration Statement of
the Fund under the Securities Act of 1933 and 1940 Act;
      (c)  the provisions of the Articles;
      (d)  the provisions of the By-Laws; and
      (e)  any other applicable provisions of Federal and
State law.
      7.	Expenses.  The expenses connected with the Fund
shall be allocable between the Fund and the Manager as follows:
      (a)  The Manager shall, subject to compliance with
applicable banking regulations, furnish, at its expense and
without cost to the Fund, the services of one or more
officers of the Fund, to the extent that such officers may be required by the Fund, for the proper conduct of its affairs.
      (b)  The Fund assumes and shall pay or cause to be
paid all other expenses of the Fund, including, without
limitation: payments to the Fund's underwriters; the
charges and expenses of any registrar, any custodian or
depository appointed by the Fund for the safekeeping of its
cash, portfolio securities and other property, and any
transfer, dividend or accounting agent or agents appointed
by the Fund; brokers' commissions chargeable to the Fund
in connection with portfolio securities transactions to which the Fund is a party; all taxes, including securities issuance and transfer taxes, and fees payable by the Fund to Federal,
State or other governmental agencies; the costs and
expenses of engraving or printing of certificates
representing shares of the Fund; all costs and expenses in
connection with the registration and maintenance of
registration of the Fund and its shares with the SEC,
securities exchanges and various states and other
jurisdictions (including filing fees, exchange listing fees, legal fees and disbursements of counsel); the costs and
expenses of printing, including typesetting, and distributing prospectuses and statements of additional information of the Fund and supplements thereto to the Fund's
shareholders; all expenses of shareholders' and Directors'
meetings and of preparing, printing and mailing of proxy
statements and reports to shareholders; fees and travel
expenses of directors or director members of any advisory
board or committee; all expenses incident to the payment of
any dividend, distribution or redemption, whether in shares
or in cash; charges and expenses of any outside service
used for pricing of the Fund's shares; charges and expenses
of legal counsel, including counsel to the Directors of the
Fund who are not 'interested persons' (as defined in the
1940 Act) of the Fund and of independent accountants, in
connection with any matter relating to the Fund;
membership dues of industry associations; interest payable
on Fund borrowings; postage; insurance premiums on
property or personnel (including officers and directors) of
the Fund which inure to its benefit; extraordinary expenses
(including but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto);
and all other charges and costs of the Fund's operation
unless otherwise explicitly provided herein.
      8.	Delegation of Management Services.
      (a)  Subject to the approval of the Board of
Directors including a majority of the Fund's Directors who
are not "interested persons" (as defined in the 1940 Act) of the Fund and shareholders of the Fund, the Manager may
delegate to an unaffiliated sub-adviser its duties
enumerated in Section 3, hereof.  The Manager shall
continue to supervise the activities of any such sub-adviser and shall report regularly thereon to the Fund's Board of
Directors, but shall not be responsible for the sub-adviser's performance under the sub-advisory agreement.
      (b)  Subject to the prior approval of a majority of
the members of the Fund's Board of Directors, including a
majority of the Directors who are not "interested persons,"
as defined in the 1940 Act, the Manager may, through a
sub-advisory agreement or other arrangement, delegate to
any other company that the Manager controls, is controlled
by, or is under common control with, or to specified
employees of any such companies, or to more than one
such company, to the extent permitted by applicable law,
certain of the Manager's duties enumerated in Section 3
hereof, and may adjust the duties of such entity, the portion of portfolio assets of the Fund that such entity shall manage and the fees to be paid to such who are not "interested
persons," as defined in the 1940 Act; provided, that the
Manager shall continue to supervise the services provided
by such company or employees and any such delegation
shall not relieve the Manager of any of its obligations
hereunder.
      (c)  The Manager may, but shall not be under any
duty to, perform services on behalf of the Fund which are
not required by this Agreement upon the request of the
Fund's Board of Directors.  Such services will be
performed on behalf of the Fund and the Manager's charge
in rendering such services may be billed monthly to the
Fund, subject to examination by the Fund's independent
accountants.  Payment or assumption by the Manager of
any Fund expense that the Manager is not required to pay
or assume under this Agreement shall not relieve the
Manager of any of its obligations to the Fund nor obligate
the Manager to pay or assume any similar Fund expense on
any subsequent occasions.
      9.	Compensation. For the services to be rendered and
the expenses assumed by the Manager, the Fund shall pay to the
Manager monthly compensation at an annual rate of 0.55% of the
Fund's average daily managed assets (i.e., the net asset value of
Fund Common Shares plus the liquidation preference of any Fund preferred shares and the principal amount of any borrowings used for leverage).
            Except as hereinafter set forth, compensation under
this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly.  If this
Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month,
compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Manager's compensation for the preceding month shall be made as promptly as possible.
      10.	Non-Exclusivity.  The services of the Manager to
the Fund are not to be deemed to be exclusive, and the Manager shall be free to render investment management and corporate administrative or other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby. It is understood and agreed that officers or directors of the Manager may serve as officers or Directors of the Fund, and that officers or Directors of the Fund may serve as officers or directors of the
Manager to the extent permitted by law; and that the officers and directors of the Manager are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, trustees or directors of any other firm, trust or corporation, including other investment companies.
      11.	Term and Renewal.  This Agreement shall become
effective as of the date hereof and shall continue in force and effect, subject to Section 12 hereof, for two years from the date hereof. Following the expiration of its initial two-year term, this Agreement shall continue in force and effect from year to year, provided that such continuance is specifically approved at least annually:
      (a)  (i) by the Fund's Board of Directors or (ii) by
the vote of a majority of the outstanding voting securities
(as defined in the 1940 Act), and
      (b)  by the affirmative vote of a majority of the
Directors who are not parties to this Agreement or
'interested persons' (as defined in the 1940 Act) of a party to this Agreement (other than as Directors of the Fund) by
votes cast in person at a meeting specifically called for such purpose.
      12.	Termination.  This Agreement may be terminated
without the payment of any penalty, by the Fund upon vote of the
Fund's Board of Directors or a vote of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act), or by the Manager, upon sixty (60) days' written notice to the other party.
This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).
      13.	Liability of Manager.  In the performance of its
duties hereunder, the Manager shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but the Manager shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of the
Manager or its officers, directors or employees, or reckless disregard by the Manager of its duties under this Agreement.
      14.	Non-Liability of Directors and Shareholders.
Any obligation of the Fund hereunder shall be binding only upon the assets of the Fund or the applicable series thereof, and shall not be binding upon any Director, officer, employee, agent, or shareholder of the Fund. Neither the authorization of any action by the Directors or the shareholders of the Fund nor the execution of this Agreement on behalf of the Fund shall impose any liability upon any Director or shareholder.
      15.	Notices.  Any notices under this Agreement shall be
in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Fund for this purpose shall be 345 Park Avenue, New York, New York 10017 and the address of the
Manager for this purpose shall be 345 Park Avenue, New York,
New York 10017.
      16.	Questions of Interpretation.  Any question of
interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Maryland.


IN WITNESS WHEREOF, the parties hereto have caused this Revised Agreement to be executed in duplicate by their respective officers on the day and year above written.

DWS RREEF REAL
ESTATE FUND, INC.

By: /s/ John
Millette______
____________
_
	John
Millette
	Vice
President &
Secretary


DEUTSCHE
INVESTMEN
T
MANAGEME
NT
AMERICAS
INC.


By: /s/ Michael
Colon_______
___
Michael
Colon
Chief
Operating
Officer

DEUTSCHE
INVESTMEN
T
MANAGEME
NT
AMERICAS
INC.


By: /s/ Caroline
Pearson______
___
Caroline
Pearson
Managing
Director




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